SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2003

VERISIGN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

On October 16, 2003, VeriSign, Inc. announced that it signed a definitive agreement to sell the Network Solutions business unit to Pivotal Private Equity. Under the terms of the agreement, VeriSign will receive approximately $100 million, consisting of $60 million in cash and a $40 million senior subordinated note. VeriSign will also retain a 15% equity stake in Network Solutions. The transaction is subject to certain closing conditions and is currently anticipated to close in the fourth quarter.

VeriSign’s registrar business provides domain name registrations, and value added services such as business email, websites, hosting and other web presence services. The registrar business, which re-assumed the Network Solutions name in January of this year, constitutes the current Network Solutions business that is being sold. The registry business, which was recently renamed VeriSign Naming and Directory Services, is the exclusive registry of domain names within the .com and .net generic top-level domains and certain country code top-level domains and remains with VeriSign.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date: October 16, 2003	By:	/s/ James M. Ulam
James M. Ulam
Senior Vice President, General Counsel and Secretary